SECOND AMENDMENT TO FRIEDLAND CAPITAL CORPORATE FINANCE ADVISORY SERVICES AGREEMENT

This Second Amendment to the Friedland Capital Corporate Finance Advisory Services Agreement is made and entered into as of June 25, 2007, by and among Friedland Capital, Inc. (“Friedland”) and Freedom Financial Holdings, Inc., a Maryland corporation, (“Freedom”) which is the successor corporation to Titan Holdings, Inc. (the “Company”).

WHEREAS, Friedland and the former Titan Holdings, Inc. entered into a consulting agreement (the “Agreement”) on August 4, 2005;

WHEREAS, Friedland and the Company desire to amend the Agreement in order to clarify the terms of the Agreement and in order to reflect the actual progression of events;

NOW, THEREFORE, the Friedland and the Company agree as follows:

Section 2. Costs for Services. This section shall be removed in its entirety and replaced by the following:

The Company agreed to pay FRIEDLAND for the services to be performed by FRIEDLAND the following fees:

•	US $15,000 upon the execution of this Agreement and prior to the initiation of any services by FRIEDLAND
•	US $35,000 upon the selection of a US securities attorney
•	US $50,000 for services regarding the drafting of a business plan, the board of directors, and general corporate development strategies for the Company

The aforementioned payments were completed as of November 2005.

Section 3. Disclosure. This section shall be removed in its entirety and replaced by the following:

Additionally, it is acknowledged that FRIEDLAND, and/or an affiliate of FRIEDLAND entered into a services agreement with a Maryland corporation, Northern Business Acquisition Corp., which changed its name to Freedom Financial Holdings, Inc. (“Freedom”), and assisted Freedom with the identification and negotiation of an appropriate privately-held company, the Company, to be merged into or acquired by Freedom. Freedom compensated FRIEDLAND and/or an affiliate of FRIEDLAND with shares of common stock of Freedom. The number of shares were based on an amount estimated to represent ten percent 10% of the number of shares to be outstanding upon the completion of the merger of Freedom with the Company. The shares were further adjusted to represent 10% of the number of shares outstanding of Freedom, on a fully diluted basis, upon the acquisition by Freedom of Freedom Financial Mortgage Corporation. FRIEDLAND and/or an affiliate of FRIEDLAND had the option to allocate all or a portion of these shares to other parties. The final issuance of shares pursuant to this Section 3 occurred in April 2006.

IN WITNESS WHEREOF, the parties have executed this Agreement, this 25th day of June, 2007.

COMPANY

BY: _________/s/________________
Brian K. Kistler

TITLE: President/CEO

FRIEDLAND CAPITAL, INC.

BY: _________/s/________________
Jeffrey O. Friedland

TITLE: Managing Director